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                                                                       Exhibit 5


                       [Letterhead of Davis & Gilbert LLP]



                                                    November 24, 1999



Cybershop.com, Inc.
116 Newark Avenue
Jersey City, New Jersey 07302


            Re:   Cybershop.com, Inc. 1998 Stock Option Plan


Ladies and Gentlemen:

            We have acted as counsel to Cybershop.com, Inc. (the "Company") in connection with the filing of a registration statement on Form S-8 (the "Registration Statement") by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). You have requested our opinion concerning the status under Delaware law of the 2,000,000 additional shares (the "Shares") of the Company's common stock, par value $.001 per share, which are registered for issuance by the Company under the terms of the Cybershop.com, Inc. 1998 Stock Option Plan (the "Plan").

            We have examined such certificates, records, statutes and other documents as we have deemed relevant in rendering this opinion. As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof.

            Based upon and subject to the foregoing, we are of the opinion that when issued by the Company in accordance with the terms and conditions of the Plan and following the receipt of consideration therefor in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                Very truly yours,


                                                DAVIS & GILBERT LLP